UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 24, 2008 (October 23, 2008)

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(614) 438-3210
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

Worthington Industries, Inc. (the “Company”) announced on October 23, 2008, that it will reduce its workforce by nearly 300 through a combination of plant closings and layoffs.  Plant closures will occur at the Louisville, Kentucky steel processing facility and the Renton, Washington metal framing facility.  The Louisville facility employs 50 people and is expected to close by May 31, 2009.  The Renton facility employs 22 people and is expected to be closed by December 31, 2008.  The steel processing business segment will also reduce its workforce by an additional 60 seasonal and temporary employees, and the metal framing business segment will lay off an additional 150 employees across its organization.

These actions are a continuation of a broad-based cost cutting and transformational effort the Company began a year ago.   The Company expects that these actions will result in annual savings of approximately $13 million, with one-time expenses of approximately $6 million of which approximately $3 million is non-cash.  The $6 million is comprised of approximately $3 million for asset write-downs and approximately $2 million for severance benefits with the balance for shut down costs, facility repairs and lease termination costs.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“the Act”).  Statements by the Company, related to expected savings, future restructuring expenses and other statements which are not historical information, constitute “forward-looking statements” within the meaning of the Act.  All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected.  Any number of factors that could cause actual results to differ materially including, without limitation: the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; product demand and pricing; changes in product mix, product substitution and market acceptance of the company’s products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations; effects of facility closures and the consolidation of operations; the effect of consolidation and other changes within the steel, automotive, construction and related industries; failure to maintain appropriate levels of inventories; the ability to realize targeted expense reductions such as head count reductions, facility closures and other expense reductions; the ability to realize other cost savings and operational efficiencies and improvements on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and achieve synergies therefrom; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties (including bankruptcy filings) of customers, suppliers, joint venture partners and others with whom the company does business; the effect of disruption in business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, acts of war or terrorist activities or other causes; changes in customer inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; adverse claims experience with respect to workers compensation, product recalls or liability, casualty events or other matters; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company’s markets; the impact of judicial rulings and governmental regulations, both in the United States and abroad; and other risks described from time to time in the company’s filings with the United States Securities and Exchange Commission.

Item 2.06	Material Impairments.

The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits:

99.1 News Release issued by Worthington Industries, Inc. on October 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	October 24, 2008	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary

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